Exhibit 99.1


Investor Relations Contact:             Media Contact:
Robert J. Vill                          Jane Randel
Vice President, Treasury and            Vice President, Corporate Communications
 Investor Relations
Liz Claiborne Inc.                      Liz Claiborne Inc.
201.295.7515                            212.626.3408

             LIZ CLAIBORNE INC. AGREES TO ACQUIRE ENYCE HOLDING LLC

New York, NY November 12, 2003 - Liz Claiborne Inc. (NYSE:LIZ) announced today that it has agreed to purchase all of the equity interest in ENYCE HOLDING LLC ("ENYCE") for a purchase price of approximately $114 million, including the retirement of debt at closing.

Based in New York City, ENYCE is a designer, marketer and wholesaler of fashion forward streetwear for men and women through its ENYCE(R) and Lady ENYCE(R) brands. ENYCE is projected to generate net sales of approximately $95 million in fiscal 2003. Consummation of the transaction is subject to review under the provisions of the Hart-Scott-Rodino Act and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2003.

ENYCE sells its products primarily through specialty store chains, better specialty stores and select department stores. Currently, men's products account for approximately 84% of net sales while women's products account for the remaining 16% of net sales. Men's and women's products include a variety of denim-based lifestyle products, outerwear, athletic-inspired apparel, casual tops and knitwear.

Commenting on the announcement, Paul R. Charron, Chairman and Chief Executive Officer of Liz Claiborne Inc., said: "For some time now, we have indicated our interest in adding a young men's brand to our portfolio. Today's announcement of our agreement to acquire ENYCE provides us with one of the best positioned, strongest trending streetwear brands in this sector. With its appeal to the fashion conscious young consumer, ENYCE further diversifies our portfolio, enhancing our ability to offer apparel and accessories across a wide range of consumer lifestyles and tastes. ENYCE also provides additional channel diversification through its specialty store chain and better specialty store distribution. We feel there is considerable organic growth potential in the men's line, in addition to growth opportunities in the recently launched Lady ENYCE(R) line. Further, brand extensions into non-apparel categories, company-owned specialty retail and outlet stores and licensing offer additional growth potential."

Mr. Charron continued: "We are pleased that Evan Davis and the ENYCE senior management team will remain with the Company. This will ensure that ENYCE's clear and focused vision and brand position will remain intact. We have developed a proven track record of successfully integrating privately held, design-oriented companies like Lucky Brand, Sigrid Olsen, Laundry, Mexx, Ellen Tracy and most recently, Juicy Couture. We look forward to working with the

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ENYCE management team to maximize their  performance and realize their potential within Liz Claiborne."

Mr. Charron concluded: "We expect this transaction to have no impact on fiscal 2003 earnings per share and to be accretive to fiscal 2004 earnings per share by approximately $0.05. Accordingly, for fiscal 2004, we are adjusting our sales guidance from an increase of 3 - 6% to an increase of 5 - 8% and our EPS guidance from a range of $2.65 - $2.72 to a range of $2.70 - $2.77."

Evan Davis, President of ENYCE, said: "We are excited that by partnering with Liz Claiborne, Enyce, which has enjoyed great success over the last seven years, will be able to continue to grow and reach all of our goals. To have access to this kind of guidance and expertise, while remaining autonomous and doing what we do best, is a win-win for everyone."

Liz Claiborne Inc. designs and markets an extensive range of women's and men's fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. Liz Claiborne Inc.'s brands include Axcess, Bora Bora, Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, First Issue, J.H. Collectibles, Juicy Couture, Laundry by Shelli Segal, Liz Claiborne, Lucky Brand, Mambo, Marvella, Mexx, Monet, Monet 2, Realities, Sigrid Olsen, Spark, Trifari and Villager. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men's and women's collections of DKNY(R) Jeans and DKNY(R) Active, as well as CITY DKNY(R) better women's sportswear in the Western Hemisphere. The Company also has the exclusive license to produce women's wear under the Kenneth Cole New York, Unlisted and Reaction Kenneth Cole brand names.

Founded in 1996 by Fila USA, ENYCE designs and sells fashion forward streetwear for men and women through its ENYCE(R) and Lady ENYCE(R) brands. Men's and women's products include a variety of denim-based lifestyle products, outerwear, athletic-inspired apparel, casual tops and knitwear. ENYCE sells its products predominantly through specialty store chains, better specialty stores and select department stores in the United States. The Company also has agreements with international distributors in Germany, Canada and Japan.

Statements contained herein that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2003 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include changes in regional, national, and global micro- and macro-economic conditions, including the levels of consumer confidence and spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to retailer and consumer acceptance of the Company's products; risks associated with competition and the marketplace, including the financial condition of, and consolidations, restructurings and other ownership changes in, the apparel (and related products) industry and the retail industry, the introduction of new products or pricing changes by the Company's competitors, the Company's ability to effectively remain competitive with respect to product, value and service; risks associated with the Company's dependence on sales to a limited number

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of large  department  store  customers,  including  risks  related  to  customer requirements for vendor margin support, and those related to extending credit to customers; the Company's ability to correctly balance the level of its commitments with actual orders; the Company's ability to effectively distribute its product within its targeted markets; risks associated with acquisitions,
licensing  and  the  entry  into  new  markets,   including  risks  relating  to
integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with the possible inability of the Company's unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with the Company's policies regarding labor practices; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including foreign currency exchange rate fluctuations; risks associated with war, the threat of war and terrorist activities; work stoppages by suppliers or service providers; risks relating to
protecting  and  managing  intellectual   property;  and  such  other  economic,
competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices as are set forth in our 2002 Annual Report on Form 10-K, including, without limitation, those set forth under
the  heading  "Business-Competition;   Certain  Risks"  and  under  the  heading
"Statement Regarding Forward-Looking Statements". The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.